UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7. 2025

MAIA Biotechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41455	83-1495913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

444 West Lake Street, Suite 1700 Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(312) 416-8592

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MAIA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

1. MAIA Biotechnology, Inc. (the “Company”) has prepared a poster (the “THIO-104 Poster”) entitled “A Phase 3 Study of Ateganosine (THIO) Sequenced with Immune Checkpoint Inhibitor (ICI) versus Standard of Care Chemotherapy in ICI-Resistant Advanced NSCLC: THIO-104 Trial in Progress.” The THIO-104 Poster is being presented at the Society for Immunotherapy of Cancer conference (SITC 2025) on November 7, 2025 and will be posted to the Company’s website on such date. A copy the THIO-104 Poster is filed as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

2. The Company has prepared a poster (the “THIO-101 Poster”) entitled “A Phase 2 Study of Ateganosine (THIO; 6-thio-2’-deoxyguanosine) in Combination with Immune Checkpoint Inhibitor (ICI) in Patients with Advanced Non-Small Cell Lung Cancer (NSCLC) Resistant to Prior ICI and Chemotherapy: THIO-101 Trial in Progress” The THIO-101 Poster is being presented at the SITC 2025 on November 10, 2025 and will be posted to the Company’s website on such date. A copy the THIO-101 Poster is filed as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference.

Each of the THIO-104 Poster and the THIO-101 Poster contains forward-looking statements, and as a result, investors should not place undue reliance on these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	THIO-104 Poster
99.2	THIO-101 Poster
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2025

MAIA BIOTECHNOLOGY, INC.

By:	/s/ Vlad Vitoc
Name:	Vlad Vitoc
Title:	Chief Executive Officer

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